UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 6, 2005

PINNACLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	000-24784	94-3003809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 North Bernardo Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 526-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Subsequent to the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, initially filed with the Securities and Exchange Commission on May 10, 2005, Pinnacle Systems, Inc. (“the Company”) identified certain errors in its financial statements included in that Quarterly Report. These errors consisted of failures to:

•	Reclassify restricted cash to long-term assets of discontinued operations as of June 30, 2004 on the Condensed Consolidated Balance Sheet.

•	Reclassify accrued legal judgment to current liabilities of discontinued operations as of June 30, 2004 on the Condensed Consolidated Balance Sheet.

•	Reclassify legal settlement for the nine months ended March 31, 2005 to income from discontinued operations on the Condensed Consolidated Statements of Operations.

•	Reclassify interest expense on a settlement relating to an earnout in connection with one of the Company’s acquisitions for the nine months ended March 31, 2004 to loss from discontinued operations on the Condensed Consolidated Statements of Operations.

The net effect of the restatement adjustments on the Condensed Consolidated Statements of Operations for the nine months ended March 31, 2005 is to increase the operating loss and loss from continuing operations by $3.1 million and to increase income from discontinued operations, net of taxes by $3.1 million. The net effect of the restatement adjustments on the Condensed Consolidated Statements of Operations for the nine months ended March 31, 2004 is to decrease the loss from continuing operations by $2.1 million and increase the loss from discontinued operations, net of taxes by $2.1 million. Net loss for the fiscal 2005 and 2004 periods did not change. The net effect of the restatement adjustments on the Condensed Consolidated Balance Sheet as of June 30, 2004 is to reclassify restricted cash of $16.9 million from long-term assets to long-term assets of discontinued operations and to reclassify a $14.2 million accrual for the legal judgment from current liabilities to current liabilities of discontinued operations. In addition, the cash flow activity related to the legal and earnout settlements will be reported as cash flows of discontinued operations on the Condensed Consolidated Statements of Cash Flows.

These restatement adjustments will be reflected in the amendment No. 1 on Form 10-Q/A to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 which the Company expects to file concurrently with this Form 8-K (the “Form 10-Q/A”).

On June 6, 2005, management presented its findings and recommendations to the Audit Committee of the Board of Directors, which approved the recommendation of management to restate the following financial statements from the third quarter of fiscal 2005: the Condensed Consolidated Balance Sheet as of June 30, 2004, the Condensed Consolidated Statements of Operations for the nine month periods ended March 31, 2005 and 2004, the Condensed Consolidated Statements of Cash Flows for the nine month periods ended March 31, 2005 and 2004 and the related Notes to Condensed Consolidated Financial Statements. Accordingly, the financial statements for the period ended March 31, 2005 that have been included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2005 or included in previous announcements should not be relied upon as addressed in Accounting Principles Board Opinion No. 20 and the Form 10-Q/A should be relied upon instead. The Company’s Chief Financial Officer discussed this conclusion with the Company’s independent registered public accounting firm, KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE SYSTEMS, INC.

By:	/s/ Scott E. Martin
Scott E. Martin
Senior Vice President, Human Resources and Legal

Date: June 7, 2005